TRUST AGREEMENT

This Trust Agreement ("Agreement") is made and entered into as of December 3, 2024 by and between:

•Chrono Exploration Inc., a corporation duly incorporated and existing under the laws of Ontario, having its principal place of business at 102 – 278 Bay St. Ontario, Canada. ("Trustee"); and

•Red Metal Resources Ltd., a corporation duly incorporated and existing under the laws of British Columbia, having its principal place of business at 820 – 1130 Pender Street West, Vancouver, BC, V6E 4A4 Canada. ("Beneficiary").

1.Recitals

WHEREAS, Chrono Exploration Inc. holds legal title to certain mineral claims as described in

Schedule A attached below (the "Mineral Claims");

WHEREAS, Chrono Exploration Inc. agrees to hold the Mineral Claims in trust for the sole benefit of Red Metal Resources Ltd. under the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

2.Trust Arrangement

2.1Holding in Trust: Chrono Exploration Ltd. shall hold and administer the Mineral Claims exclusively for the benefit of Red Metal Resources Ltd. and shall take no action that adversely aﬀects Red Metal Resources Ltd.’s interest in the Mineral Claims.

2.2Fiduciary Duty: Chrono Exploration Ltd. acknowledges its fiduciary obligations as Trustee and agrees to act in good faith and in the best interests of Red Metal Resources Ltd. regarding the Mineral Claims.

3.Rights and Obligations

3.1Beneficiary Rights: Red Metal Resources Ltd. will retain all beneficial rights associated with the Mineral Claims, including but not limited to exploration, development, extraction, and revenue generated from.

3.2Trustee Responsibilities: Chrono Exploration Inc. will:

•Hold title to the Mineral Claims for Red Metal Resources Ltd.’s benefit;

•Execute documents as necessary to eﬀectuate transactions regarding the Mineral Claims upon written instruction from Red Metal Resources Ltd.;

•Refrain from disposing of or encumbering the Mineral Claims without prior written consent from Red Metal Resources Ltd.

4.Duration and Termination

4.1Duration: This Agreement shall remain in eﬀect until terminated by mutual agreement in writing.

4.2Transfer of Title: Upon termination, Chrono Exploration Ltd. shall immediately transfer legal title to the Mineral Claims to Red Metal Resources Ltd. or any entity designated by Red Metal Resources Ltd.

5.Miscellaneous

5.1Governing Law: This Agreement shall be governed by and construed in accordance with the laws of British Columbia

5.2Amendments: No amendment or modification of this Agreement shall be valid unless in writing and signed by both parties.

5.3Entire Agreement: This Agreement constitutes the entire understanding between the parties regarding the subject matter and supersedes all prior agreements, whether written or oral.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHRONO EXPLORATION INC.

Signature: /s/ Jordan Quinn

Name: Jordan Quinn

Title:  President

Date:   December 3, 2024

RED METAL RESOURCES LTD.

Signature: /s/ Caitlin Jeﬀs

Name: Caitlin Jeﬀs

Title:  President

Date: December 3, 2024

Schedule A

Mineral Claims Registered in the Province of Ontario

Tenure ID	Anniversary Date	Tenure Type	Registered Holder	Tenure Percentage	Mining Division
909577	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909610	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909618	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909625	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909609	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909623	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909562	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909570	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909579	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909599	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909662	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909638	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909651	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
908134	03-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
908154	03-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
908140	03-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909558	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909578	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909566	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909589	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909614	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake

Tenure ID	Anniversary Date	Tenure Type	Registered Holder	Tenure Percentage	Mining Division
909572	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909616	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909592	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909586	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909624	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909563	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909656	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909665	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909650	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909640	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909635	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
908164	03-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
908128	03-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
908148	03-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
908157	03-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
908145	03-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909561	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909581	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909596	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909590	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909567	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909559	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909608	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake
909634	21-Oct-2026	Single Cell Mining Claim	Chrono Exploration Inc	100	Larder Lake